P13000064224

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

900298055399

04/27/17--01010--024 **43.75

FILED
17 APR 27 PM 2:07
SECRETARY OF STATE
TALLAHASSEE FLORIDA

*cc 5/11

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Rich Cigars, Inc.

DOCUMENT NUMBER: P13000064224

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Richard Davis
Name of Contact Person

Rich Cigars, Inc.
Firm/ Company

3001 North Rocky Point East, Suite 200
Address

Tampa, FL 33607
City/ State and Zip Code

wallstreetconnection@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Christen Lambert, Esq. at (303) 422-8127
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☑ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Rich Cigars, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P13000064224

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

N/A *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

FILED
APR 27 PM 2:08
SECRETARY OF STATE
TALLAHASSEE FLORIDA

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

3001 North Rocky Point East, Suite 200
Tampa, Fl 33607

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

3001 North Rocky Point East, Suite 200
Tampa, Fl 33607

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

3001 North Rocky Point East, Suite 200
(Florida street address)

New Registered Office Address: Tampa *(City)*, Florida 33607 *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	VPD/CMO	Reginald Saunders	5100 SW 103RD ST
___ Add			OCALA, FL 34476
X Remove			
2) X Change	PDCEO	Richard Davis	**3001 North Rocky Point East, Suite 200**
___ Add			**Tampa, Fl 33607**
___ Remove			
3) X Change	VPSDCOO	Al Rushing	**3001 North Rocky Point East, Suite 200**
___ Add			**Tampa, Fl 33607**
___ Remove			
4) X Change	VPD	Michael Rushing	**3001 North Rocky Point East, Suite 200**
___ Add			**Tampa, Fl 33607**
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets. if necessary). (Be specific)

Article IV of this corporation's Articles of Incorporation are amended to substitute the following paragraph, in lieu of the existing paragraph constituting Article IV:

The authorized shares of the Company shall constitute 1,000,000,000 common shares, no par value, and 11,000,000 Preferred Shares, $0.001 par value per share, in such classes and series and with such Rights, Privileges, and Preferences as the Board, in its discretion, may hereafter determine.

The Certificate of Designation of Series A Preferred Super Majority Voting Stock is attached hereto and incorporated herein by reference.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: April 12, 2017 ______________________, if other than the date this document was signed.

Effective date if applicable: April 20, 2017 ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated April 17, 2017

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Richard Davis

(Typed or printed name of person signing)

Chief Executive Officer, President, and Director

(Title of person signing)

EXHIBIT A

CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED SUPER MAJORITY VOTING STOCK

OF RICH CIGARS, INC.

A Florida Corporation

It is hereby certified that:

1. The name of the Company (hereinafter called the "Company") is **Rich Cigars, Inc.**, a Florida corporation.

2. The Certificate of Incorporation of the Company, as amended, authorizes the issuance of up to Eleven Million (11,000,000) shares of Preferred Stock, $0.001 par value per share (herein, "Preferred Stock" or "Preferred Shares"), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more series or classes and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

3. The Board of Directors of the Company, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, One Million (1,000,000) of the Eleven Million (11,000,000) authorized shares of Preferred Stock of the Company shall be designated Series A Preferred Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

Section 1. **Designation and Amount**. The shares of the series of Preferred Stock hereby and herein created shall have no par value per share and shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be One Million (1,000,000). The Series A Preferred Stock shall have a deemed purchase price and value $.01 U.S. per share.

Section 2. **Rank**. The Series A Preferred Stock shall rank: (i) senior to any other class or series of outstanding Preferred Shares or series of capital stock of the Company; (ii) prior to all of the Company's Common Stock, ("Common Stock"); and (iii) prior to any other class or series of preferred capital stock of the Company hereafter created "Junior Securities"); and in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as "Distributions").

Section 3. **Dividends.** The Series A Preferred Stock shall bear no dividends, except that in the event dividends are declared for common stock, the same rate of dividend per share shall be due and payable to the Series A Preferred shareholders on the same terms.

Section 4. **Liquidation / Merger Preference.**

(a) So long as a majority of the shares of Series A Preferred authorized are outstanding, the Company will not, without the written consent of the holders of at least 51% of the Company's outstanding Series A Preferred, either directly or by amendment, merger, consolidation, or otherwise:

(i) liquidate, dissolve or wind-up the affairs of the Company, or effect any Liquidation Event;

(ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Series A Preferred;

(iii) create or authorize the creation of, or issue any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to the Series A Preferred; or

(iv) purchase or redeem or pay any dividend on any capital stock prior to the Series A Preferred, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services [director right tied to preferred; two seats out of five; one must be independent].

(b) In the event of any liquidation, merger, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Series A Preferred Stock (each a "Holder" and collectively the "Holders") shall be entitled to receive, prior in preference to any distribution to Junior Securities, an amount per share equal to $.01 plus any allocable and due dividends per share.

(c) Upon the completion of the distribution required by subsections 4(b) and 4(b), above, if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company's Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

(d) In the event of any liquidation, dissolution or winding up of the Company, the proceeds shall be paid after the payments to any outstanding junior classes of preferred shareholders. The balance of any proceeds shall be distributed to holders of Common Stock and to the Series A Preferred shareholders on an as converted basis.

A merger or consolidation (other than one in which stockholders of the Company own a majority power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company will be

treated as a liquidation event thereby triggering payment of the liquidation preferences described in subsections 4(a), 4(b) and 4(c).

Section 5. **[Intentionally Left Blank]**

Section 6. **Redemption by Company**. None.

Section 7. **Voting Rights.** The record Holders of the Series A Preferred Stock shall have the right to vote on any matter with holders of Common Stock and may vote as required on any action, which Florida law provides may or must be approved by vote or consent of the holders of the specific series of voting preferred shares and the holders of common shares. The Record Holders of the Series A Preferred Shares shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Record Holders of the Series A Preferred Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Florida law provides may or must be approved by vote or consent of the holders of the holders of common shares or the holders of other securities entitled to vote, if any.

The Record Holders of the Series A Preferred Shares shall be entitled to the same notice of any Regular or Special Meeting of the Shareholders as may or shall be given to holders of any other series of preferred shares and the holders of common shares entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of preferred and common shareholders which in any way precludes the Series A Preferred Stock from exercising its voting or consent rights as though it is or was a common shareholder.

For purposes of determining a quorum for any Regular or Special Meeting of the Shareholders, the Series A Preferred Shares shall be included and shall be deemed as the equivalent of 60% of all common shares represented at and entitled to vote at such meetings.

Section 8. **[Intentionally Left Blank]**

Section 9. **[Intentionally Left Blank]**

[SIGNATURE PAGE FOLLOWS]

Signed on 04/12, 2017

RICH CIGARS, INC.

By: ______________________

Richard Davis,
Chief Executive Officer